SCHEDULE TO FORM OF EMPLOYMENT AGREEMENT

Party A	Party B	Position	Responsibility	Time Period	Date of Execution
Long-e Technology (Shenzhen) Co., Ltd.	Yin Zhongjun	Chief Engineer
To be in charge of developing of new products and technology, to implement developing plan of new products in accordance with present and future developing demands, to organize upgrading of technology and renewal of products.
				01/01/06 - 12/31/08	01/01/06

Long-e Technology (Shenzhen) Co., Ltd.	Li Xiangdong	Financial Manager
Financial audit and management, to compile financial year budget, to supervise and check implementing of budget, to submit finance list to directorate timely, exactly and really and to set forth all kinds of financial regulations.
				01/01/06 - 12/31/08	01/01/06

Long-e International Group Co., Ltd.	Rujiang Xu	COO	Business Operations	05/26/06 - 05/26/09	05/26/06

Long-e Technology (Shenzhen) Co., Ltd.	Wang Qing	Director for Human Resources	To be in charge of administrative management and human resources , to make human resources plan, to compile administrative management and human resources management system and implement.	01/01/06 - 12/31/06	01/01/06

Long-e International Group Co., Ltd.	Liang Zhu	CFO	Corporate Finance Strategy and Supervision of Financial Activities	05/26/06 - 05/26/09	05/26/06

Long-e International Group Co., Ltd.	Bu Shengfu	CEO	Overall Business Activities, especially Corporate Development Strategy	05/26/06 - 05/26/09	05/26/06

Long-e Technology (Shenzhen) Co., Ltd.	Xu Jiafa	Production Director
To be in charge of producing of the company, consigned processing, purchasing raw materials, quality of products and raw materials and storehouse management, to make production schedule of above products and implement.
				01/01/06 - 12/31/08	01/01/06

Long-e Technology (Shenzhen) Co., Ltd.	Liu Jingyun	CTO
To be in charge of developing and management of new products of the company, to organize and coordinate R & D department to make developing tendency to define developing order of new products to meet operation demands of company in accordance with current and future developing demands, to build up and strengthen developing system.
				01/01/06 - 12/31/08	01/01/06